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Exhibit 99.4

PROXY

                               For The Shares Of

                              IDENTIX INCORPORATED
                             A Delaware Corporation

                              IN CONJUNCTION WITH
                        SPECIAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                              ______________, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


       The undersigned holder of Common Stock and/or Preferred Stock of Identix Incorporated hereby revokes all previous proxies, acknowledges receipt of the notice of the Special Meeting of Stockholders of Identix Incorporated to be held on [___________], 2002, and appoints Robert McCashin and Mark S. Molina, and each of them, as proxy of the undersigned with power of substitution and revocation, to vote and otherwise represent all the shares of the undersigned at said meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present and voting the shares.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                           (Continued on other side.)



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THE BOARD OF DIRECTORS OF IDENTIX INCORPORATED UNANIMOUSLY RECOMMENDS A VOTE
"FOR" PROPOSAL 1.

1. To approve the issuance of shares of Common Stock of Identix Incorporated to the holders of Common Stock of Visionics Corporation in a merger pursuant to which Visionics Corporation will become a wholly owned subsidiary of Identix Incorporated. In the merger, Identix Incorporated will issue 1.3436 shares of Common Stock for each outstanding share of Common Stock of Visionics Corporation. The merger agreement relating to the proposed merger is included as Annex A to the joint proxy statement/prospectus.

                   For               Against          Abstain
                   [ ]                 [ ]              [ ]

THE BOARD OF DIRECTORS OF IDENTIX INCORPORATED UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2. To approve an amendment to Identix Incorporated's certificate of incorporation to increase the number of authorized shares of Common Stock of Identix Incorporated by 100,000,000 shares to 200,000,000 shares.

                   For               Against          Abstain
                   [ ]                 [ ]              [ ]

THE BOARD OF DIRECTORS OF IDENTIX INCORPORATED UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

3. To approve the Identix Incorporated 2002 Equity Incentive Plan.

                   For               Against          Abstain
                   [ ]                 [ ]              [ ]

4. To transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations, or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature(s):

--------------------------------------------

--------------------------------------------

Dated: __________________________________, 2002
       (Be sure to date Proxy.)


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Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed and postage-paid envelope.

                              FOLD AND DETACH HERE

                   [LOGO] VOTE BY TELEPHONE OR INTERNET [LOGO]
                        QUICK * * * EASY * * * IMMEDIATE
          YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF THREE WAYS:

1. VOTE BY PHONE: Call toll-free [1-800-840-1208] on a touch tone telephone 24 hours a day - 7 days a week.

    There is NO CHARGE to you for this call. - Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form, and then follow the directions given.

                                       or

2. VOTE BY INTERNET: Follow the instructions at our Website Address: http://proxyvoting.com/IDNX.

                                       or

3. VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

                   NOTE: If you vote by Internet or telephone,
                 THERE IS NO NEED TO MAIL BACK your proxy card.

                              THANK YOU FOR VOTING.